Exhibit 10.1
TWELFTH AMENDMENT TO AGREEMENT OF LEASE
THIS TWELFTH AMENDMENT TO AGREEMENT OF LEASE (this “Twelfth Amendment”) is made and entered into as of the 24th day of September, 2026, by and between LIBERTY CENTER LLC, a Pennsylvania limited liability company (as successor in interest to SPUS8 Liberty Center, LP, a Delaware limited partnership, “Landlord”), and FEDERATED HERMES, INC., a Pennsylvania corporation formerly known as Federated Investors, Inc. (“Tenant”), with reference to the following:
R E C I T A L S
A.Landlord and Tenant are parties to an Agreement of Lease for certain premises in the Federated Hermes Tower dated January 1, 1993 (the “Original Lease”), as amended by an Amendment to Agreement of Lease dated May 1, 1995 (the “Amendment”), a First Amendment to Agreement of Lease dated November 2, 1995 (the “First Amendment”), a Second Amendment to Agreement of Lease dated September 19, 1996 (the “Second Amendment”), a Third Amendment to Agreement of Lease dated February 10, 1999 (the “Third Amendment”), a Fourth Amendment to Agreement of Lease dated June 30, 2000 (the “Fourth Amendment”), a Fifth Amendment to Agreement of Lease dated November 10, 2000 (the “Fifth Amendment”), a Sixth Amendment to Agreement of Lease dated December 31, 2003 (the “Sixth Amendment”), a Seventh Amendment to Agreement of Lease dated August 15, 2007 (the “Seventh Amendment”), an Eighth Amendment to Agreement of Lease dated September 9, 2011 (the “Eighth Amendment”), a Ninth Amendment to Agreement of Lease dated September 9, 2016 (the “Ninth Amendment”), a Tenth Amendment to Agreement of Lease dated February 21, 2020 (the “Tenth Amendment”), and an Eleventh Amendment to Agreement of Lease dated February 21, 2023 (the “Eleventh Amendment” and collectively, the “Existing Lease”).

B.The Existing Lease will expire by its terms on December 31, 2030.

C.Landlord and Tenant desire to amend the Existing Lease for purposes of, among other matters: (i) extending the Initial Term of the Existing Lease by ten (10) years and six (6) months for the period from January 1, 2031 to June 30, 2041; (ii) providing for new Basic Rent during the aforesaid extension of the Initial Term; (iii) establishing new Base Year designations for the aforesaid extension of the Initial Term, and establishing a new Base Year for the first Renewal Term and second Renewal Term if Tenant exercises its options to renew the Lease; (iv) providing for Tenant’s surrender of that portion of the Premises consisting of the entire sixteenth (16th) floor of the Building, which contains 20,518 Square Feet effective as of April 1, 2028, with the result that the Premises shall thereafter contain 235,149 Square Feet; (v) recalculating Tenant’s Share following the surrender of the 16th floor; (vi) granting Tenant an additional tenant improvement and refurbishment allowance in respect of the 235,149 Square Feet; and (vii) modifying certain other terms of the Existing Lease, all in accordance with the terms and provisions hereof.

D.The Existing Lease, as amended by this Twelfth Amendment, is hereinafter referred to as the “Lease”, and all references in the Existing Lease to the “Lease” are deemed to mean the Existing Lease as amended by this Twelfth Amendment, as the same may be further amended.

NOW THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows with the intent to be legally bound:
A G R E E M E N T
1.Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Existing Lease.

2.Condition of the Premises. Tenant acknowledges that: (a) it has been occupying and continues to occupy the Premises; (b) it is familiar with the condition of the Premises; (c) subject in all respects to Landlord’s obligation to remit the Additional Tenant Improvement and Refurbishment Allowance to Tenant in accordance with the express terms of Section 6 below, Tenant accepts the Premises in its “as-is, where-is and with all faults” condition without improvement or allowance; and (d) Landlord has made no representation or warranty regarding the condition of the Premises or the suitability thereof for Tenant’s business.

3.Extension of Initial Term. The parties hereto acknowledge and agree that the expiration date of the Initial Term is currently December 31, 2030. By this Twelfth Amendment, the Initial Term of the Existing Lease is hereby extended from January 1, 2031 through June 30, 2041. For the avoidance of doubt, in Section 7 of the Eighth Amendment, the term “Initial Term” shall refer to the Initial Term as extended by this Twelfth Amendment and the terms “Renewal Options” and “Renewal Terms” shall be tied to the Initial Term as extended by this Twelfth Amendment.

4.Relinquishment of the 16th Floor; Tenant’s Share.

(a)Effective as of April 1, 2028 (the “Relinquishment Date”), Tenant shall relinquish and surrender to Landlord all of Tenant’s right, title and interest in and to the sixteenth (16th) floor of the Building, containing 20,518 Square Feet (the “Surrendered Premises”), and the Lease shall terminate with respect to the Surrendered Premises as of the Relinquishment Date as fully and completely as if the Relinquishment Date were the originally scheduled expiration date of the Term with respect to the Surrendered Premises. From and after the Relinquishment Date, the Premises will consist of 235,149 Square Feet, being a portion of the fourth (4th) and eighth (8th) floors of the Building, and all of the seventeenth (17th) through twenty-seventh (27th) floors of the Building.

(b)On or before the Relinquishment Date, Tenant shall vacate and deliver exclusive possession of the Surrendered Premises to Landlord in the condition required under the Lease upon the expiration or earlier termination of the Term, free and clear of all occupants and personal property of Tenant and any party claiming by, through or under Tenant, and otherwise in accordance with all surrender obligations set forth in the Lease (including, without limitation, with Tenant having removed the internal staircase connecting the 16th and 17th floors of the Building, and all affected areas restored in accordance with the terms of the Lease). From and after the Relinquishment Date, Tenant shall have no further right to use or occupy, and no right,

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title or interest in or to, the Surrendered Premises, and Landlord shall be free to enter upon, alter, demolish, combine, separately demise, lease or otherwise use or dispose of the Surrendered Premises without notice to or consent of Tenant. Except with respect to those obligations that expressly survive the expiration or earlier termination of the Lease, Tenant’s obligations under the Lease with respect to the Surrendered Premises shall cease as of the Relinquishment Date; provided, however, that Tenant shall remain liable for all obligations arising with respect to the Surrendered Premises prior to the Relinquishment Date. The Lease (as amended by this Twelfth Amendment) shall remain in full force and effect with respect to the balance of the Premises retained by Tenant.

(c)Landlord and Tenant acknowledge and agree that, from and after the Relinquishment Date, “Tenant’s Share” (as defined in Paragraph 1.1(www) of the Existing Lease) with respect to the Premises shall be 45.77%.

5.Basic Rent. The Basic Rent payable by Tenant for the Premises shall remain unchanged for the remainder of calendar year 2026 (in the amount of $29.72 per Square Foot), but the Basic Rent payable by Tenant for the Premises (as the same shall be reduced effective April 1, 2028) for the period from January 1, 2027 through June 30, 2041 shall be as follows (all per square foot amounts have been rounded to the penny and the Basic Rent payable by Tenant shall be the monthly payment amounts set forth below):

(a)For the period beginning on January 1, 2027 and ending on June 30, 2027, Tenant shall pay to Landlord Basic Rent in the amount of Twenty-Nine and 72/100 Dollars ($29.72) per Square Foot per year, being the sum of Three Million Seven Hundred Ninety-Nine Thousand Two Hundred Eleven and 64/100 Dollars ($3,799,211.64) for such six-month period, payable at the rate of Six Hundred Thirty-Three Thousand Two Hundred One and 94/100 Dollars ($633,201.94) per month.

(b)For the period beginning on July 1, 2027 and ending on March 31, 2028, Tenant shall pay to Landlord Basic Rent in the amount of Thirty and 17/100 Dollars ($30.17) per Square Foot per year, being the sum of Five Million Seven Hundred Eighty-Five Thousand One Hundred Five and 05/100 Dollars ($5,785,105.05) for such nine-month period, payable at the rate of Six Hundred Forty-Two Thousand Seven Hundred Eighty-Nine and 45/100 Dollars ($642,789.45) per month.

(c)For the period beginning on April 1, 2028 and ending on June 30, 2028, Tenant shall pay to Landlord Basic Rent in the amount of Thirty and 17/100 Dollars ($30.17) per Square Foot per year, being the sum of One Million Seven Hundred Seventy-Three Thousand Six Hundred Eleven and 34/100 Dollars ($1,773,611.34) for such three-month period, payable at the rate of Five Hundred Ninety-One Thousand Two Hundred Three and 78/100 Dollars ($591,203.78) per month.

(d)For the period beginning on July 1, 2028 and ending on June 30, 2029, Tenant shall pay to Landlord Basic Rent in the amount of Thirty and 62/100 Dollars ($30.62) per Square Foot per year, being the sum of Seven Million One Hundred Ninety-Nine Thousand

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Eight Hundred Fifty-Nine and 60/100 Dollars ($7,199,859.60) for such 12-month period, payable at the rate of Five Hundred Ninety-Nine Thousand Nine Hundred Eighty-Eight and 30/100 Dollars ($599,988.30) per month.

(e)For the period beginning on July 1, 2029 and ending on June 30, 2030, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-One and 08/100 Dollars ($31.08) per Square Foot per year, being the sum of Seven Million Three Hundred Seven Thousand Eight Hundred Fifty-Seven and 44/100 Dollars ($7,307,857.44) for such 12-month period, payable at the rate of Six Hundred Eight Thousand Nine Hundred Eighty-Eight and 12/100 Dollars ($608,988.12) per month.

(f)For the period beginning on July 1, 2030 and ending on June 30, 2031, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-One and 54/100 Dollars ($31.54) per Square Foot per year, being the sum of Seven Million Four Hundred Seventeen Thousand Four Hundred Seventy-Five and 28/100 Dollars ($7,417,475.28) for such 12-month period, payable at the rate of Six Hundred Eighteen Thousand One Hundred Twenty-Two and 94/100 Dollars ($618,122.94) per month.

(g)For the period beginning on July 1, 2031 and ending on June 30, 2032, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Two and 02/100 Dollars ($32.02) per Square Foot per year, being the sum of Seven Million Five Hundred Twenty-Eight Thousand Seven Hundred Thirty-Seven and 48/100 Dollars ($7,528,737.48) for such 12-month period, payable at the rate of Six Hundred Twenty-Seven Thousand Three Hundred Ninety-Four and 79/100 Dollars ($627,394.79) per month.

(h)For the period beginning on July 1, 2032 and ending on June 30, 2033, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Two and 50/100 Dollars ($32.50) per Square Foot per year, being the sum of Seven Million Six Hundred Forty-One Thousand Six Hundred Sixty-Eight and 52/100 Dollars ($7,641,668.52) for such 12-month period, payable at the rate of Six Hundred Thirty-Six Thousand Eight Hundred Five and 71/100 Dollars ($636,805.71) per month.

(i)For the period beginning on July 1, 2033 and ending on June 30, 2034, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Two and 98/100 Dollars ($32.98) per Square Foot per year, being the sum of Seven Million Seven Hundred Fifty-Six Thousand Two Hundred Ninety-Three and 60/100 Dollars ($7,756,293.60) for such 12-month period, payable at the rate of Six Hundred Forty-Six Thousand Three Hundred Fifty-Seven and 80/100 Dollars ($646,357.80) per month.

(j)For the period beginning on July 1, 2034 and ending on June 30, 2035, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Three and 48/100 Dollars ($33.48) per Square Foot per year, being the sum of Seven Million Eight Hundred Seventy-Two Thousand Six Hundred Thirty-Seven and 92/100 Dollars ($7,872,637.92) for such 12-month period, payable at the rate of Six Hundred Fifty-Six Thousand Fifty-Three and 16/100 Dollars ($656,053.16) per month.

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(k)For the period beginning on July 1, 2035 and ending on June 30, 2036, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Three and 98/100 Dollars ($33.98) per Square Foot per year, being the sum of Seven Million Nine Hundred Ninety Thousand Seven Hundred Twenty-Seven and 52/100 Dollars ($7,990,727.52) for such 12-month period, payable at the rate of Six Hundred Sixty-Five Thousand Eight Hundred Ninety-Three and 96/100 Dollars ($665,893.96) per month.

(l)For the period beginning on July 1, 2036 and ending on June 30, 2037, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Four and 49/100 Dollars ($34.49) per Square Foot per year, being the sum of Eight Million One Hundred Ten Thousand Five Hundred Eighty-Eight and 44/100 Dollars ($8,110,588.44) for such 12-month period, payable at the rate of Six Hundred Seventy-Five Thousand Eight Hundred Eighty-Two and 37/100 Dollars ($675,882.37) per month.

(m)For the period beginning on July 1, 2037 and ending on June 30, 2038, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Five and 01/100 Dollars ($35.01) per Square Foot per year, being the sum of Eight Million Two Hundred Thirty-Two Thousand Two Hundred Forty-Seven and 32/100 Dollars ($8,232,247.32) for such 12-month period, payable at the rate of Six Hundred Eighty-Six Thousand Twenty and 61/100 Dollars ($686,020.61) per month.

(n)For the period beginning on July 1, 2038 and ending on June 30, 2039, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Five and 53/100 Dollars ($35.53) per Square Foot per year, being the sum of Eight Million Three Hundred Fifty-Five Thousand Seven Hundred Thirty and 92/100 Dollars ($8,355,730.92) for such 12-month period, payable at the rate of Six Hundred Ninety-Six Thousand Three Hundred Ten and 91/100 Dollars ($696,310.91) per month.

(o)For the period beginning on July 1, 2039 and ending on June 30, 2040, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Six and 07/100 Dollars ($36.07) per Square Foot per year, being the sum of Eight Million Four Hundred Eighty-One Thousand Sixty-Six and 96/100 Dollars ($8,481,066.96) for such 12-month period, payable at the rate of Seven Hundred Six Thousand Seven Hundred Fifty-Five and 58/100 Dollars ($706,755.58) per month.

(p)For the period beginning on July 1, 2040 and ending on June 30, 2041, Tenant shall pay to Landlord Basic Rent in the amount of Thirty-Six and 61/100 Dollars ($36.61) per Square Foot per year, being the sum of Eight Million Six Hundred Eight Thousand Two Hundred Eighty-Two and 92/100 Dollars ($8,608,282.92) for such 12-month period, payable at the rate of Seven Hundred Seventeen Thousand Three Hundred Fifty-Six and 91/100 Dollars ($717,356.91) per month.

6.Additional Tenant Improvement and Refurbishment Allowance. Landlord and Tenant agree that, as of the date this Twelfth Amendment is fully executed, Tenant shall be

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entitled to an additional tenant improvement and refurbishment allowance in the amount of Eleven Million Two Hundred Eighty-Seven Thousand One Hundred Fifty-Two and 00/100 Dollars ($11,287,152.00) (the “Additional Tenant Improvement and Refurbishment Allowance”). Any portion of the Additional Tenant Improvement and Refurbishment Allowance which is not requested for disbursement by Tenant on or before June 30, 2035 shall be deemed to be waived by Tenant, and Landlord shall have no further obligation to pay or credit any such remaining Additional Tenant Improvement and Refurbishment Allowance to Tenant, subject to Section 6(b)(ii) below. The Additional Tenant Improvement and Refurbishment Allowance will be paid and/or credited to Tenant in the following manner:

(a)On or before October 1 of each calendar year beginning with the calendar year 2026 and continuing until the earlier to occur of (x) the date upon which all $11,287,152.00 of the Additional Tenant Improvement and Refurbishment Allowance has been paid to Tenant and (y) October 1, 2034 (in respect of calendar year 2035), Tenant will notify Landlord, in writing, of Tenant’s proposed annual spending plan of the Additional Tenant Improvement and Refurbishment Allowance for the following calendar year. Tenant’s proposed annual spending plan shall set forth the maximum amount of the Additional Tenant Improvement and Refurbishment Allowance to be drawn by Tenant with respect to the following calendar year, provided that Tenant acknowledges and agrees that in no event shall it ever be permitted to draw or receive more than $2,821,788.00 during any 12-month period (“Maximum Annual TIA Draw”). Landlord acknowledges that Tenant’s proposed spending plan is not subject to Landlord’s approval, and Tenant acknowledges that all alterations and improvements shall comply with Article 7 of the Existing Lease. Tenant’s proposed annual spending plan is subject to final approval and implementation by Tenant’s management and, after October 1 of each year, such proposed annual spending plan may change in scope (but any such change in scope delivered after October 1 will not increase the amount of the Maximum Annual TIA Draw), be delayed, or be cancelled by Tenant at any time thereafter.

(b)Subject to the terms and conditions of this Section 6(b), Tenant may use the Additional Tenant Improvement and Refurbishment Allowance at its discretion for the improvement and refurbishment of any portion of the Premises located on the fourth (4th) floor of the Building, the eighth (8th) floor of the Building, or the seventeenth (17th) through twenty-seventh (27th) floors of the Building (including properly capitalizable sales taxes and costs of delivering and installing improvements, furniture, fixtures, and equipment); provided, however, that Tenant may apply up to forty percent (40%) of the Additional Tenant Improvement and Refurbishment Allowance toward the actual, documented costs incurred by Tenant in connection with the purchase and installation of furniture, fixtures, and equipment for use in the Premises, it being the intent of the parties that at least sixty percent (60%) of the Additional Tenant Improvement and Refurbishment Allowance be used to offset costs of improvements to the Premises that become part of the real property. Notwithstanding anything herein to the contrary, (x) Landlord shall be deemed the owner of all improvements, furniture, fixtures, and equipment paid for with the Additional Tenant Improvement and Refurbishment Allowance (“Allowance Property”) for all purposes (including, without limitation, for tax purposes), (y) Tenant shall have no right to sell, assign, transfer, pledge, encumber or otherwise dispose of any Allowance Property and shall not remove any Allowance Property from the Premises without Landlord’s

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prior written consent, and (z) Tenant shall be permitted to use all Allowance Property throughout the Term. Except as otherwise expressly set forth in the Existing Lease or any SNDA in effect from time to time, no portion of the Additional Tenant Improvement and Refurbishment Allowance may be applied as a credit against payment of Basic Rent. With respect to any unused portion of the Maximum Annual TIA Draw (i.e., sums included by Tenant in its proposed annual spending plan for a calendar year which were not actually used by Tenant during such calendar year):

(i)    if Tenant did not undertake the improvements and refurbishments to which such amounts were to be allocated, then such unused amounts may be carried forward by Tenant, and may be requested for disbursement by Tenant at any time through June 30, 2035, pursuant to an annual spending plan; and

(ii)    if Tenant has undertaken the improvements and refurbishments to which such amounts were allocated but has not yet received and/or paid the invoices relating to such work, Tenant may draw such amounts from Landlord in the subsequent calendar year, including without limitation calendar year 2036.

(c)Landlord shall pay directly to Tenant the actual annual Additional Tenant Improvement and Refurbishment Allowance expended (but in no event greater than the Maximum Annual TIA Draw) within forty-five (45) days following Landlord’s receipt of paid invoices and unconditional lien waivers from all contractors performing any of Tenant’s work in the Premises. If the actual improvement and refurbishment expenditures by Tenant in any calendar year exceed the applicable Maximum Annual TIA Draw, then Tenant shall be responsible for payment of such excess expenditures but shall have the right to be reimbursed for such amounts in subsequent calendar years (i) as may be set forth in the Tenant’s annual spending plan for such year(s), (ii) to the extent of remaining available amounts of the Additional Tenant Improvement and Refurbishment Allowance, and (iii) subject in all respects to any such draw being capped by the Maximum Annual TIA Draw.

(d)If Tenant exercises its right to terminate the Existing Lease pursuant to Section 10 of the Sixth Amendment effective after the date of this Twelfth Amendment and prior to June 30, 2041, Tenant shall reimburse Landlord for the unamortized portion of the Additional Tenant Improvement and Refurbishment Allowance to the extent paid by Landlord to Tenant. For purposes of determining such amortization, the parties shall assume that the full amount of the Additional Tenant Improvement and Refurbishment Allowance was disbursed on September 1, 2026 and that Tenant is amortizing the full amount of the Additional Tenant Improvement at the rate of 5% per annum over the period beginning on September 1, 2026 and ending on June 30, 2041. The unamortized amounts of the Additional Tenant Improvement and Refurbishment Allowance that have been disbursed by Landlord to Tenant prior to the effective date of such termination shall be equal to the aggregate amount of the Additional Tenant Improvement and Refurbishment Allowance actually disbursed by Landlord to Tenant less the aggregate amount of principal amortized as of the effective date of such termination. For example, if Tenant has received the sum of $3,000,000 as the Additional Tenant Improvement and Refurbishment Allowance and Tenant subsequently terminates the Lease pursuant to Section 10 of the Sixth

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Amendment with such termination being effective as of August 31, 2029, then Tenant would owe to Landlord the remaining unamortized amount of $1,337,381 (being the $3,000,000 Additional Tenant Improvement and Refurbishment Allowance actually received by Tenant less the total of the amortized principal sum of $1,662,619 shown on Exhibit A attached to this Twelfth Amendment). Such reimbursement by Tenant shall occur by no later than the expiration date of the Term as determined by the exercise of the foregoing termination right. Landlord agrees that within sixty (60) days following the end of any calendar year in which amounts of the Additional Tenant Improvement and Refurbishment Allowance are disbursed to Tenant, Landlord shall prepare and deliver to Tenant an annual statement reflecting the prior year’s disbursements of the Additional Tenant Improvement and Refurbishment Allowance and the total aggregate disbursements of the Additional Tenant Improvement and Refurbishment Allowance during the Initial Term as extended hereby. Tenant acknowledges and agrees that in no event shall Tenant be entitled to any credit or otherwise have any claim against Landlord with respect to (x) any negative amortization amounts for the Additional Tenant Improvement and Refurbishment Allowance which Tenant has not actually received, or (y) amounts of the Additional Tenant Improvement and Refurbishment Allowance that shall not have been properly requested by Tenant under and pursuant to this Section 6 to be disbursed by Landlord prior to the effective date of a termination of this Lease by Tenant.

(e)If Tenant exercises its right to terminate the Existing Lease pursuant to Section 10 of the Sixth Amendment effective on or after July 1, 2041 during a Renewal Term, Tenant shall not be obligated to make any reimbursement to Landlord under Section 10 of the Sixth Amendment or Section 6(d) above.

(f)Notwithstanding anything to the contrary contained in the Lease or in any prior amendment, modification, supplement, or other agreement relating thereto, Landlord shall have no further obligation to provide Tenant with any tenant improvement allowance, refurbishment allowance, additional tenant improvement allowance, additional tenant improvement and refurbishment allowance, or other similar allowance or contribution, except for the Additional Tenant Improvement and Refurbishment Allowance expressly provided for in this Twelfth Amendment. Tenant acknowledges and agrees that all tenant improvement, refurbishment, and similar allowances or contributions provided for under the Lease or any prior amendment thereto have either been fully funded, applied, exhausted, waived, or otherwise satisfied, and Tenant hereby waives and releases any right to claim any remaining or unused portion thereof. For purposes of this Twelfth Amendment, the term “Additional Tenant Improvement and Refurbishment Allowance” shall mean solely the allowance expressly provided for in this Twelfth Amendment. The parties acknowledge that the same or a substantially similar defined term may have been used in one or more prior amendments to the Lease; however, notwithstanding such prior usage, the definition and use of “Additional Tenant Improvement and Refurbishment Allowance” in this Twelfth Amendment shall supersede and replace any prior definition or use of such term, and no amount payable under any prior amendment shall be included in, added to, or otherwise carried forward as part of the Additional Tenant Improvement and Refurbishment Allowance provided hereunder. Notwithstanding the foregoing provisions of this Section 6(f) or any other provision of this Twelfth Amendment to the contrary, Landlord acknowledges and agrees that (i) Tenant’s right under Section 2.4 of the

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Lease to lease Available Space remains in full force and effect, and (ii) Tenant’s right under Section 6.5 of the Original Lease, as amended and restated in its entirety by Section 10 of the Ninth Amendment, to receive a Tenant Finish Allowance with respect to the lease of Expansion Space remains in full force and effect.

(g)Landlord and Tenant intend that, for federal, state and local income-tax purposes: (i) Landlord shall be treated as the sole owner of all Allowance Property; (ii) all amounts disbursed from the Additional Tenant Improvement and Refurbishment Allowance for Allowance Property shall, to the extent permitted by applicable law, be included in Landlord’s tax basis in the applicable Allowance Property; (iii) Landlord shall be entitled to all depreciation, amortization, cost-recovery deductions and other tax benefits attributable to the Allowance Property; and (iv) Tenant shall not claim any ownership interest, tax basis, depreciation or amortization deduction, credit, expense deduction under Section 179 of the Internal Revenue Code, additional first-year depreciation under Section 168(k) of the Internal Revenue Code, or any other cost-recovery benefit with respect to any Allowance Property. Landlord and Tenant shall report the acquisition, ownership and use of the Allowance Property consistently with this Section and shall not take any position on a tax return or in any administrative or judicial proceeding inconsistent with such treatment unless required by a final determination within the meaning of Section 1313(a) of the Internal Revenue Code. If and to the extent Section 110 of the Internal Revenue Code is applicable to the Lease (as amended hereby), Landlord and Tenant expressly agree that (1) the portion of the Additional Tenant Improvement and Refurbishment Allowance used to construct or improve qualified long-term real property is provided for the purpose of constructing or improving qualified long-term real property for use in Tenant’s trade or business at the Premises, (2) such qualified long-term real property shall revert to and be treated as owned by Landlord upon the expiration or earlier termination of this Lease, and (3) Landlord and Tenant shall comply with the applicable reporting requirements of Section 110 of the Internal Revenue Code and Treasury Regulation Section 1.110-1. Nothing in this Section 6(g) shall cause furniture, equipment or other Internal Revenue Code Section 1245 property to be treated as qualified long-term real property, and nothing in this Section 6(g) shall dictate the accounting treatment of Tenant’s financial statements that are issued in accordance with Generally Accepted Accounting Principals.

7.Base Year. Effective as of July 1, 2026 and for the rest of the Initial Term, the Base Year shall be 2027. If Tenant exercises its first Renewal Option under Section 2.3 of the Existing Lease for the period from July 1, 2041 through June 30, 2046, the Base Year shall be 2041. If Tenant exercises its second Renewal Option under Section 2.3 of the Existing Lease for the period from July 1, 2046 through June 30, 2051, the Base Year shall be 2046. Landlord acknowledges and agrees that the provisions of Section 7(a)(iii) of the Sixth Amendment, Section 7(a)(iv) of the Sixth Amendment, as amended and restated in Section 11 of the Ninth Amendment, and Section 7(a)(v) of the Sixth Amendment each remain in full force and effect.

8.Right to Reduce the Size of the Premises on the Exercise of Options to Renew. Section 2.5 of the Existing Lease and Section 9 of the Sixth Amendment (as most recently set forth in Section 7 of the Eighth Amendment) are hereby deleted in their entirety and replaced by the following:

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In the event that Tenant exercises its Renewal Option for either the first Renewal Term or for both the first and second Renewal Terms, Tenant shall have the right to reduce the size of the Premises by surrendering the portion of the 8th Floor which is part of the Premises (containing 11,279 Square Feet) (said space being sometimes hereinafter referred to as the “Reduction Space”), in each case such space reduction to be effective upon the expiration date of the Initial Term or the first Renewal Term, as applicable (the “Surrender Date”). Tenant shall exercise its right of space reduction by written notice delivered to Landlord concurrently with the delivery of the Tenant’s Final Notice of its exercise of a Renewal Option, but in no event shall Tenant's notice of space reduction be given to Landlord later than twelve (12) months prior to the expiration of the Initial Term or the first Renewal Term, as applicable. If Tenant’s notice of space reduction is given in a timely manner, Tenant shall vacate and surrender possession of the Reduction Space, in broom clean condition, on the Surrender Date, and the Existing Lease will be amended to reflect the surrender of such Reduction Space as of the Surrender Date, including without limitation the reduction in Tenant’s Share. If Tenant's space reduction notice is not delivered in a timely manner as provided above with respect to a Renewal Option, then Tenant's right to surrender the Surrender Space in connection with such Renewal Option shall lapse and become null and void and of no further force and effect with respect to such Renewal Option only.

9.Armed Security Personnel; Governmental Coordination.

(a)Subject to the terms and conditions of this Section, Landlord acknowledges and agrees that Tenant may, at Tenant’s sole cost and expense, engage and maintain a qualified armed security officer to be stationed in the main lobby of the Building twenty-four (24) hours per day, seven (7) day per week (the “Security Officer”). The Security Officer shall at all times be employed or engaged by Tenant or by a reputable third-party security contractor engaged by Tenant, and shall not be deemed an employee, agent, contractor or representative of Landlord for any purpose.

(b)Tenant’s engagement and use of the Security Officer shall be subject to the following conditions: (i) the Security Officer and any security contractor employing the Security Officer shall at all times possess all licenses, permits, certifications and other governmental approvals required by applicable laws; (ii) the Security Officer shall comply with all applicable laws, Building rules and regulations, and reasonable security and operational requirements established by Landlord from time to time; (iii) Tenant shall be solely responsible for all costs and expenses associated with the Security Officer and the applicable security contractor, including all compensation, benefits, equipment, insurance, licensing and other costs; (iv) the Security Officer shall not unreasonably interfere with the operation, management, use or enjoyment of the Building or the Building’s common areas by Landlord or other tenants, occupants or invitees; (v) Tenant shall cause the Security Officer and the applicable security contractor to maintain such insurance coverages and limits as Landlord may reasonably require,

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with Landlord, Landlord’s property manager, and such other parties reasonably designated by Landlord named as additional insured parties; and (vi) Landlord shall have the right, upon reasonable advance notice to Tenant, to require the removal or replacement of any Security Officer whose conduct Landlord reasonably determines presents a safety concern, materially interferes with Building operations, violates applicable Laws or Building rules and regulations, or otherwise presents a material risk of liability to Landlord or the Building; provided, however, that Landlord shall not unreasonably exercise such right.

(c)Landlord’s review of, consent to or acquiescence in Tenant’s engagement or use of any Security Officer shall not constitute any representation, warranty or guaranty by Landlord concerning the qualifications, effectiveness or performance of such Security Officer or security contractor.

(d)Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s members, partners, property manager, agents and representatives from and against any and all claims, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees, arising out of or relating to the acts or omissions of the Security Officer or the security contractor engaged by Tenant, except to the extent finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Landlord.

(e)Landlord shall use commercially reasonable efforts to communicate and coordinate, as reasonably appropriate, with the City of Pittsburgh, Allegheny County, and other applicable governmental and law-enforcement authorities regarding policing and public-safety conditions affecting the Building and the exterior areas immediately surrounding the Building. Notwithstanding the foregoing, Landlord shall have no obligation to cause any governmental or law-enforcement authority to provide any particular level, frequency or type of police or security presence or services, and Landlord makes no representation, warranty or guaranty concerning the availability, response time or effectiveness of any governmental or law-enforcement services. Nothing contained herein shall be construed as imposing upon Landlord any duty to provide security services or to ensure the safety or security of Tenant or any of Tenant’s employees, agents, contractors, visitors, guests or invitees.

10.Parking. Landlord acknowledges and agrees that during the Extended Term, Tenant shall continue to have the right to use the parking pass known as the “99 Parking Card” (or a functional equivalent procured from the operator of the Parking Garage) in connection with parking by Tenant’s clients or guests in the Parking Garage.

11.Lobby Renovations. Landlord covenants and agrees that it will complete, at its sole cost and expense, certain renovations to the Building lobby, elevator lobby and common areas of the Building’s retail corridor, all as generally depicted in the conceptual plans dated March 27, 2026 prepared by Desmone Architects (a copy of which is attached hereto as Exhibit B, the “Conceptual Plans”) no later than December 31, 2027. Notwithstanding anything herein to the contrary, the parties acknowledge that Landlord shall be permitted to make changes to the Conceptual Plans as required in Landlord’s commercially reasonable discretion, provided that

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such changes do not materially alter the quality of the renovations depicted in the Conceptual Plans.

12.Lender Consent; SNDA. This Twelfth Amendment and the rights and obligations of the parties hereunder shall not become effective until Tenant and Landlord shall have received the written consent of Dollar Bank, Federal Savings Bank, as Mortgagee, or its successor Mortgagee (“Lender”), to this Twelfth Amendment and Tenant and Lender shall have entered into a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) on terms reasonably acceptable to Tenant, and Landlord agrees to use commercially reasonable efforts to obtain such consent and SNDA as soon as possible following the mutual execution and delivery of this Twelfth Amendment.

13.Brokers. Landlord hereby warrants to Tenant that, other than CBRE (“Landlord’s Broker”), no real estate broker has or will represent Landlord in this transaction. Tenant hereby warrants to Landlord that, other than Newmark and Avison Young (collectively, “Tenant’s Brokers”), no real estate broker has or will represent Tenant in this transaction. Landlord and Tenant shall indemnify each other against and hold the other harmless from all liabilities, claims, and expenses (including reasonable attorneys’ fees) arising out of the breach of their respective warranty. Landlord shall compensate Landlord’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord’s Broker shall compensate Tenant’s Brokers pursuant to a separate agreement among Landlord’s Broker and Tenant’s Brokers.

14.Tenant’s Estoppel. Tenant hereby certifies and acknowledges that, as of the date of this Twelfth Amendment: (a) to Tenant’s knowledge, Landlord is not in default in any respect under the Lease; (b) Tenant does not have any defenses to its obligations under the Lease; (c) there are no offsets against the Basic Rent or any amount payable by Tenant under the Lease; (d) except as provided in the Existing Lease, Landlord is not holding any security deposit or other form of security in connection with the Lease; and (e) there are no outstanding improvements or allowances required to be constructed or paid by Landlord in connection with the Lease.

15.Confidentiality of Terms. Landlord and Tenant covenant and agree to maintain the terms of this Twelfth Amendment and all documents produced in connection therewith as strictly confidential. In no event shall Landlord or Tenant disclose or publish such information to any third parties except: (a) either party may disclose the terms of this Twelfth Amendment to its lenders, accountants, attorneys, employees or tax advisors to whom disclosure is necessary, provided that such individuals are advised of the confidentiality provisions hereof; or (b) as may be agreed upon in writing by the other party. Notwithstanding the foregoing, (i) Landlord, with Tenant’s prior written consent as to both form and content, may generate an announcement regarding Tenant’s extension of the Existing Lease without divulging any specifics of this Twelfth Amendment, and (ii) this Section 15 shall not apply to Tenant to the extent that Tenant is required by law to disclose this Twelfth Amendment and/or to include a copy of this Twelfth Amendment with a report filed by Tenant with the United States Securities and Exchange Commission.

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16.Miscellaneous. The laws of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Twelfth Amendment. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the terms of the Lease and the terms of this Twelfth Amendment, the terms of this Twelfth Amendment shall control. The headings to sections of this Twelfth Amendment are for convenient reference only and shall not be used in interpreting this Twelfth Amendment. This Twelfth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an electronically executed signature page hereof by electronic transmission (including, without limitation, via emailed .pdf or DocuSign) shall specifically be deemed as effective as delivery of a manually executed signature page hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, this Twelfth Amendment has been duly executed by the parties hereto as of the date first above written.

LANDLORD:

LIBERTY CENTER LLC,
a Pennsylvania limited liability company

By:    /s/ Cheskel Brach___
Name:    Cheskel Brach
Title:    Manager

TENANT:

FEDERATED HERMES, INC.,
a Pennsylvania corporation

By:    /s/ Richard A. Novak
Name:    Richard A. Novak
Title:    Vice President

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EXHIBIT A

Amortization Schedule
[See attached.]

EXHIBIT B

Conceptual Plans for Lobby Renovations
[See attached.]